Exhibit 4.1


              SHAREHOLDER RIGHTS AND REGISTRATION RIGHTS AGREEMENT

     This Shareholder Rights and Registration Rights Agreement (this "Agreement") is made as of the 11 day of October 1999, by and between AccuFacts Pre-Employment Screening, Inc., a Delaware corporation ("AccuFacts") and Richard
J. Maglio ("Seller").

     WHEREAS, AccuFacts, Maglio-AccuFacts Pre-Employment Screening, Inc., a Delaware corporation which is wholly-owned by AccuFacts ("Maglio-AccuFacts"), Maglio, Inc., a Florida corporation wholly-owned by Seller ("Maglio") and Seller have entered into a Plan and Agreement of Merger and a Supplemental Agreement, each dated as of the date hereof (collectively, the "Merger Agreement") providing for the merger of Maglio with and into Maglio-AccuFacts (the "Merger");

     WHEREAS, pursuant to the Merger Agreement, AccuFacts has delivered to Seller on the Merger Date in consideration of the Merger and certain non-competition agreements as set forth in the Merger Agreement 177,441 of its unregistered shares (the "Closing Securities") of common stock, $.01 par value (the "AccuFacts Common Stock"); and

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that AccuFacts grant to Seller the registration rights and other rights set forth herein with respect to the Closing Securities and that the transfer of the Closing Securities be subject to the understanding and limitations set forth herein.

     The foregoing recitals shall be included in, and shall be made a part of, this Agreement.

     Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Merger Agreement.

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

     1. Certain Definitions. The following terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

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          "Market  Price" with respect to any date,  means the closing price per share of the AccuFacts Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of AccuFacts
     Common Stock are listed or admitted to trading. If such price is not available, then "Market Price" shall be equal to the fair market value of the AccuFacts Common Stock as determined in good faith by the Board of Directors of AccuFacts.

          "Person" shall mean an individual, partnership, association, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

          "Registration Statement" means a registration statement filed by AccuFacts with the Commission for a public offering and sale of securities of AccuFacts (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "Registration  Expenses"  means the expenses  described in  Subsection
     3.4.

          "Registrable Shares" means (i) the Closing Securities, (ii) any other equity securities of AccuFacts issued in respect of any of the Closing Securities (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events) and (iii) any and all equity securities of AccuFacts or any successor into which such shares may be converted; provided, however, that shares of AccuFacts Common Stock that are Registrable Shares shall cease to be Registrable Shares (w) when a Registration Statement filed pursuant to the Securities Act covering such shares of AccuFacts Common Stock has been declared effective and they have been disposed of pursuant to such effective Registration Statement, (x) upon any sale pursuant to Section 4(1) of the Securities Act or Rule 144 or Rule 144A under the Securities Act, (y) at such times as they are eligible for sale pursuant to Rule 144 under the Securities Act without limitation as to the amount of securities to be sold.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Shares" shall mean the Closing Securities.

          "Stockholder" shall mean any stockholder of AccuFacts Common Stock.


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     2. Restrictions on Transfer

     2.1 Sale or Transfer of Shares; Legend.

          (a) The Shares shall not be sold or transferred other than as provided in Section 3 hereof or pursuant to an opinion of legal counsel satisfactory to AccuFacts, to the effect that such proposed sale is exempt from the registration requirements of the Securities Act.

          (b) Each certificate representing the Shares shall bear a legend consistent with the provisions of subsection (a) of this Section 2.1.

     2.2 Rights. The registration and other rights granted herein to Seller are not transferrable and may not be assigned by Seller.

     3. Tag-Along Procedures.

     3.1 Tag-Along Right. A Stockholder (a "Section 3.1 Stockholder") shall not, directly or indirectly, sell, assign, pledge, encumber, hypothecate, gift, bequest or otherwise transfer, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) (in each case, a "Transfer") to any Person or group of Persons AccuFacts Common Stock representing in the aggregate the lesser of (i) 51% of the AccuFacts Common Stock held by such Stockholder (which amount constitutes not less than 5% of the issued and outstanding and fully diluted AccuFacts Common Stock) or (ii) individually or collectively with any other holders of AccuFacts Common Stock (whether or not parties to this Agreement) 20% or more of the issued and outstanding and fully diluted AccuFacts Common Stock unless the terms and conditions of such Transfer shall include an offer to the other Stockholders, at the same price and on the same terms and conditions as such selling Stockholder has agreed to sell its Securities, to include in the Transfer to the third party Transferee an amount of AccuFacts Common Stock determined in accordance with this Section.

     3.2 Obligation of Transferee to Purchase. The transferee of the Section 3.1 Stockholder (the "Transferee") shall purchase from the other Stockholders which deliver a Tag-Along Notice pursuant to Section 3.4 (such Stockholders are referred to as "Tag-Along Stockholders") the number of Shares owned equaling the number derived by multiplying the total number of Shares to be purchased by the Transferee by a fraction, the numerator of which is the total number of Shares owned by such Tag-Along Stockholders that such Tag-Along Stockholders desire to require the Transferee to purchase and the denominator of which is the total number of Shares owned by all of the Stockholders before giving effect to the proposed Transfer (the "Tag-Along Formula").

     3.3 Notice. In the event the Section 3.1 Stockholder proposes to Transfer any Shares in a transaction subject to this Section 3.1, it shall notify, or cause to be notified, each other Stockholder of each such proposed Transfer. Such notice shall set forth: (i) the name of the Transferee and the number and designation of Shares proposed to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Transferee (the "Transferee Terms"), and (iii) that the Transferee has been informed of the "tag-along right" provided for in this Section 3.1 and has agreed to purchase Securities from the Tag-Along Stockholders in accordance with the terms hereof.

     3.4 Exercise. The tag-along right may be exercised by the Tag-Along Stockholders by delivery of a written notice to the Section 3.1 Stockholder (the "Tag-Along Notice") within 10 calendar days following receipt of the notice specified in the preceding subsection. The Tag-Along Notice shall state the number and designation of Shares that such Tag-Along Stockholder wishes to include in such Transfer to the Transferee, which number may exceed the total number of shares proposed to be transferred but which may not exceed the total number of shares owned by such Tag-Along Stockholder. Upon the giving of a Tag-Along Notice, such Tag-Along Stockholder shall be entitled and obligated to sell the number and designation of Shares set forth in the Tag-Along Notice, subject to adjustment pursuant to the Tag-Along Formula, to the Transferee on the Transferee Terms; provided, however, that the Section 3.1 Stockholder shall not consummate the sale of any shares offered by it if the Transferee does not purchase all shares which all of the Stockholders are entitled and desire to sell pursuant hereto. After expiration of the 10 calendar day period referred to above, if the provisions of this Section have been complied with in all respects, the Section 3.1 Stockholder shall have the right for a 60-day period to Transfer the Shares to the Transferee on the Transferee Terms without further notice to any other party, but after such 60-day period, no such Transfer may be made (i) for an additional 60-day period and (ii) without again giving notice to the other Stockholders of the proposed transfer and complying with the requirements of this Section 3.

     3.5 Anything to the contrary contained herein notwithstanding,  the Section
3.1 Stockholder agrees to use its reasonable efforts to seek to ensure that the applicable Transferee Terms provide for several, and not joint, liability, with respect to the indemnification and comparable obligations contained within such Transferee Terms.

     3.6 Closing.  At the closing of the purchase of the Shares  subject to this
Section 3, the Stockholders who are making the Transfer shall deliver certificates evidencing such shares, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the transferee, free and clear of any adverse claim against payment of the purchase price therefor.

     4. Registration Rights.

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     4.1 Incidental Registration.

          (a) At any time following the Closing Date, when AccuFacts proposes to file a Registration Statement, it will, prior to such filing, give written notice to Seller of its intention to do so and, upon the written request of Seller given within five (5) days after AccuFacts provides such notice, AccuFacts shall, subject to subsection 4.1(b) hereof, use its best efforts to cause all Registrable Shares that AccuFacts has been requested by Seller to register to be registered under the Securities Act; provided, however, that AccuFacts shall have the right in its sole and absolute discretion to elect not to file, postpone or withdraw any registration effected pursuant to this Section 4.1 without obligation to Seller.

          (b) In connection with any offering under this Section 4.1 involving an underwriting, AccuFacts shall not be required to include any Registrable Shares in such offering unless Seller accepts the terms of the underwriting as agreed upon between AccuFacts and the underwriters selected by it and execute an underwriting agreement reflecting such terms (provided that such terms must be consistent with this Agreement), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by AccuFacts. If in the opinion of the managing underwriter the registration of the number of Registrable Shares that the Seller has requested to be registered would adversely affect such public offering, then AccuFacts shall be required to include in the underwriting only that number of Registrable Shares, in addition to all of the shares to be sold by AccuFacts, that the managing underwriter believes may be sold without causing such adverse effect. The shares to be so included shall be, first, the shares which have an unfulfilled right to registration, and, second, shares which have piggy-back rights. If less than all shares in either class are to be registered by reason of the managing underwriter's cutback, shares within such class shall be allowed to participate in such underwriting on a pro rata basis among participating shareholders.

     4.2 Registration Procedures. If and whenever AccuFacts has filed a Registration Statement under the Securities Act and if Registrable Shares are covered thereby, AccuFacts shall:

          (a) notify the Seller at any time when a prospectus relating to Registrable Shares covered by the Registration Statement is effective, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. AccuFacts shall use its reasonable efforts promptly to amend or supplement the Registration Statement to correct any such untrue statement or omission;

          (b) notify the Seller of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. AccuFacts will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

          (c) if the AccuFacts Common Stock is then listed on a national securities exchange, use its reasonable efforts to cause the Registrable Shares to be listed on such exchange if the listing of such Registrable Shares is then permitted under the rules of such exchange, or if the AccuFacts Common Stock is not then listed on a national securities exchange, use its reasonable efforts to facilitate the quotation of the Registrable Shares on NASDAQ, and use its reasonable efforts to cause continued listing of the Registrable Shares on a national securities exchange or quotation of the Registrable Shares on NASDAQ, so long as the registration statement is in effect under the Securities Act and the AccuFacts Common Stock is so listed or quoted;

          (d) provide a transfer agent and registrar, which may be a single entity, for the Registrable Shares not later than the effective date of the Registration Statement; and

          (e) if AccuFacts has delivered preliminary or final prospectuses to Seller and after having done so the prospectus is amended to comply with the provisions of the Securities Act or is amended or supplemented pursuant to Section 4.2(b), AccuFacts shall promptly notify Seller. In that case, Seller shall immediately cease making offers of Registrable Shares and, if requested, return all prospectuses to AccuFacts. AccuFacts shall promptly provide Seller with revised prospectuses and, following receipt of the revised prospectuses, Seller shall be free to resume making offers of the Registrable Shares.

     4.3 Certain Covenants of Seller. Upon notification by AccuFacts of a state of facts described in paragraph 4.2(a) or of a stop order referenced in paragraph 4.2(b), the Seller shall cease making sales of Registrable Shares unless and until AccuFacts shall notify them that the state of facts has been corrected and/or the stop order has been lifted.

     4.4 Allocation of Expenses. AccuFacts will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section 4.4, the term "Registration Expenses" shall mean all expenses incurred by AccuFacts in complying with Section 4 hereof, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for AccuFacts, reasonable state Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions, non-accountable or accountable expense allowances, other brokerage fees and transfer taxes relating to the Registrable Shares, and fees and expenses of counsel to Seller. Seller shall pay any underwriting discounts and selling commissions, non-accountable or accountable expense allowances, other brokerage fees and transfer taxes relating to the Registrable Shares, and any fees and expenses of any counsel to Seller.

     4.5 Indemnification and Contribution. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, AccuFacts will indemnify and hold harmless Seller, each underwriter of such Registrable Shares, and each other person, if any, who controls Seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which Seller, such underwriter, or controlling person may become subject under the Securities Act, the Exchange

Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and AccuFacts will reimburse Seller, such underwriter, and each such controlling person for its reasonable costs and expenses in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that AccuFacts will not be liable in any such case (i) to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to AccuFacts, in writing, by or on behalf of Seller, such underwriter, or controlling person specifically for use in the preparation thereof and (ii) to the extent that any such loss, claim, damage, or liability does not arise out of or is not based upon any untrue statement or omission made in such Registration Statement, if any Indemnified Person failed to give or send a prospectus at or prior to written confirmation of sale.

     In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, Seller will indemnify and hold harmless AccuFacts, its directors and officers and each underwriter (if any) and each person, if any, who controls AccuFacts or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, to which AccuFacts, such directors and officers, underwriter, or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, to the extent and only to the extent that such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to Seller furnished in writing to AccuFacts by or on behalf of Seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement.

     Each party entitled to indemnification under this Section 4.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein, which failure is not prejudicial to the defense of such claim or litigation, shall not relieve the Indemnifying Party of its obligations under this Section 4.5. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay the fees and expenses of no more than one counsel to the Indemnified Party approved by the Indemnifying Party if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigations, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior consent of the Indemnifying Party, which consent shall be deemed to be given if not denied within five (5) days of the Indemnified Party's submission of a request for such consent. Any such notice shall refer specifically to this Section 4.5 of this Agreement.

     In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) Seller or any controlling person of Seller, makes a claim for indemnification pursuant to this
Section 4.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of Seller or any such controlling person in circumstances for which indemnification is provided under this Section 4.5; then, in each such case, AccuFacts and Seller will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportions so that Seller is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and AccuFacts is responsible for the remaining portion; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

     4.6 Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, AccuFacts agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by AccuFacts of the underwriters of such offering.

     4.7  Information  by  Seller.   Seller  shall  furnish  to  AccuFacts  such
information regarding Seller and the distribution proposed by Seller as AccuFacts may reasonably


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


request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 4. AccuFacts shall not be obligated to register any Registrable Shares pursuant to this Section 4 unless AccuFacts has first received the foregoing information with respect to Seller.

     4.8 "Lock-Up" Agreement. To the extent requested by AccuFacts in the event of a non-underwritten offering or to the extent requested by an underwriter in the event of any underwritten offering, Seller will defer the sale or distribution of all securities of AccuFacts (other than Registrable Shares included in any such offering) for any period of time reasonably requested by AccuFacts or underwriter, as applicable, and shall execute "lock-up" agreements to such effect; provided, however, that the lock-up for any Registrable Shares included in a registration statement pursuant to Section 4.1 hereof shall not exceed 180 days and the lock-up for any other Registrable Shares shall not exceed 90 days; and provided further that Seller shall not be subject to a lock-up greater in duration or in relative percentages of shares owned than are imposed upon the executive officers or directors of AccuFacts or other significant shareholders of Seller who are participants in such offering.

     4.9 Reports Under Securities Exchange Act of 1934. With a view to making available to Seller the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit Seller to sell securities of AccuFacts to the public without registration, AccuFacts agrees to use commercially reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) File with the Commission in a timely manner all reports and other documents required of AccuFacts under the Securities Act and the Exchange Act; and

          (c) Furnish to Seller upon request a written statement by AccuFacts as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of AccuFacts, and such other reports and documents of AccuFacts as Seller may reasonably request to avail himself of any similar rule or regulation of the SEC allowing him to sell any such securities without registration and otherwise take such action as Seller may reasonably request in order to avail himself of any such rule or regulation of the SEC.

     4.10 Assignments of Registration Rights. There shall be no assignment by Seller at any time of his right to have AccuFacts register Registrable Shares pursuant to this Agreement without the prior written consent of AccuFacts. Notwithstanding the foregoing, without the consent of the Company, Seller may assign his rights hereunder to any transferees or assignees of Registrable Shares that are immediate family members of Seller or trust(s) established by Seller for the benefit of himself and/or his family for estate planning purposes; provided that (i) notwithstanding such assignment, only Seller shall have the power to exercise the registration rights so assigned, and no assignee shall have the power to exercise any such rights except through Seller; (ii) AccuFacts is within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (iii) such assignment is in accordance with and permitted by all other agreements between AccuFacts and the Seller, and
(iv) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. If any Registrable Shares are included in a Registration Statement, any permitted transferee holding such Registrable Shares shall not sell such Shares pursuant to the Registration Statement until such transferee has received written notice from AccuFacts that such Registration Statement has been appropriately supplemented to permit such sale.

     5. Miscellaneous.

     5.1 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of AccuFacts and the holders of a majority of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this paragraphs shall be binding upon each holder of any Registrable Shares then outstanding, each future holder of all such Registrable Shares, and AccuFacts.

     5.2 Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

     5.3 Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly requested, or by overnight mail, or when hand delivered as follows:

     If to Seller:

     [insert home address]

     Attention:        Richard J. Maglio
     Telephone No.:
     Facsimile No.:

     with copies to:

     Dean, Mead, Egerton, Bloodworth, Capouano & Bozarth
     800 N. Magnolia Avenue, Suite 1500
     Orlando, FL 32803
     Attention: Steve Lee, Esq.
     Telephone No.:   (407) 428-5149
     Facsimile No.:

     If to AccuFacts:

     AccuFacts Pre-Employment Screening, Inc.
     6 Greene Street
     New York, NY  10013

     Attention:        Philip Luizzo
     Telephone No.:    (212) 966-0666
     Facsimile No.:    (212) 966-2022

     with a copy to:

     Frankfurt, Garbus, Klein & Selz, P.C.
     488 Madison Avenue
     New York, New York 10022
     Attention: Gary Schonwald, Esq.
     Telephone No.: (212) 826-5583
     Facsimile No.: (212) 593-9175

or at such other address as either such party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

     5.4 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     5.5 Separability. If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

     5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.7 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Rights and Registration Rights Agreement as of the day and year first above written.


                                        /s/  Richard J. Maglio
                                        ----------------------------
                                        Richard J. Maglio


                                        ACCUFACTS PRE-EMPLOYMENT
                                        SCREENING, INC.

                                        By:  /s/ Philip Luizzo
                                             ----------------------------
                                             Name:  Philip Luizzo
                                             Title: President